Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com
Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS SECOND QUARTER 2019 RESULTS
Second Quarter Revenue Growth of 16%; Underlying Revenue Growth of 4%
Second Quarter GAAP EPS of $0.65; Adjusted EPS Increases 7% to $1.18
Six Months GAAP Operating Income Rises 1%; Adjusted Operating Income Grows 14%
Six Months GAAP EPS of $2.05; Adjusted EPS Increases 9% to $2.70
NEW YORK, July 30, 2019 – Marsh & McLennan Companies, Inc. (NYSE: MMC), the world's leading professional services firm in the areas of risk, strategy and people, today reported financial results for the second quarter ended June 30, 2019.
Dan Glaser, President and CEO, said: "We are pleased with our second quarter results, which include Jardine Lloyd Thompson for the first time. We generated solid growth in underlying revenue and adjusted EPS while welcoming 10,000 new colleagues. In the quarter, consolidated underlying revenue grew 4%, adjusted operating income rose 19% to $894 million, adjusted EPS grew 7% to $1.18 and our overall adjusted margin expanded 150 basis points. We are tracking well against our plans and are excited about the long-term growth prospects for our combined firm."
"We delivered solid performance in the first half of 2019, with 4% underlying revenue growth, 9% adjusted EPS growth, and adjusted margin expansion of 160 basis points," concluded Mr. Glaser.
Consolidated Results
Consolidated revenue in the second quarter of 2019 was $4.3 billion, an increase of 16% compared with the second quarter of 2018. Underlying revenue grew 4% compared to a year ago. Underlying revenue growth is calculated as if MMC and JLT were a combined company a year ago, but excludes the impact of currency and other acquisitions, dispositions, and transfers among businesses. Operating income was $680 million compared with $691 million in the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 19% to $894 million. Net income attributable to the Company was $332 million, or $0.65 per diluted share, compared with $1.04 in the second quarter of 2018. Adjusted earnings per share rose 7% to $1.18 per diluted share compared with $1.10 for the prior year period.

For the six months ended June 30, 2019, consolidated revenue was $8.4 billion, an increase of 9%, or 4% on an underlying basis. Operating income was $1.6 billion, an increase of 1% from the prior year period. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 14% to $1.9 billion. Net income attributable to the Company was $1.0 billion. Fully diluted earnings per share was $2.05 compared with $2.38 in the first six months of 2018. Adjusted earnings per share increased 9% to $2.70 compared with $2.47 for the comparable period in 2018.
Risk & Insurance Services
Risk & Insurance Services revenue was $2.6 billion in the second quarter of 2019, an increase of 23%, or 3% on an underlying basis. Operating income rose 10% to $517 million and adjusted operating income was $641 million, an increase of 21% from the prior year period. For the six months ended June 30, 2019, revenue was $5.0 billion, an increase of 13%, or 4% on an underlying basis. Operating income rose 5% to $1.3 billion and adjusted operating income rose 13% to $1.4 billion.
Marsh's revenue in the second quarter was $2.2 billion, an increase of 4% on an underlying basis. In U.S./Canada, underlying revenue rose 5%. International operations produced underlying revenue growth of 2%, reflecting 7% underlying revenue growth in Asia Pacific, 4% in Latin America, and flat in EMEA. For the six months ended June 30, 2019, Marsh’s underlying revenue growth was 4%.
Guy Carpenter's revenue in the second quarter was $392 million, a decrease of 3% on an underlying basis. For the six months ended June 30, 2019, Guy Carpenter’s underlying revenue growth was 2%.
Consulting
Consulting revenue in the second quarter was $1.8 billion, an increase of 9%, or 5% on an underlying basis. Operating income increased 4% to $278 million and adjusted operating income increased 14% to $305 million. For the first six months of 2019, revenue was $3.5 billion, an increase of 5%, or 4% on an underlying basis. Operating income of $557 million increased 8% and adjusted operating income increased 16% to $596 million.
Mercer's revenue was $1.3 billion in the second quarter, an increase of 2% on an underlying basis. Wealth, with revenue of $613 million, was flat on an underlying basis. Health revenue of $458 million was up 4% on an underlying basis and Career revenue of $189 million increased 6% on an underlying basis. For the six months ended June 30, 2019, Mercer’s revenue was $2.4 billion, an increase of 1% on an underlying basis.
Oliver Wyman's revenue was $540 million in the second quarter, an increase of 13% on an underlying basis. For the first six months ended June 30, 2019, Oliver Wyman's revenue was $1.1 billion, up 10% on an underlying basis.

Other Items
On April 1, 2019, the Company completed the acquisition of Jardine Lloyd Thompson Group (JLT) for $5.6 billion in fully diluted equity value, and assumed existing JLT debt of approximately $1 billion. The Company repaid JLT’s $450 million revolving credit facility with proceeds from 2019 debt issuances. The remaining $550 million of senior notes assumed was refinanced in the quarter using cash on hand and an incremental $300 million one year term loan.
The second quarter results include costs related to the JLT acquisition of $150 million which is comprised of costs to close the transaction and related debt refinancing. Restructuring and integration costs related to JLT were $98 million in the quarter.
The Company repurchased 1.0 million shares of its common stock for $100 million in the second quarter. In May, the Board of Directors increased the quarterly dividend 10%, to $0.455 per share, effective with the third quarter dividend payable on August 15, 2019.
Conference Call
A conference call to discuss second quarter 2019 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 204 4368. Callers from outside the United States should dial +1 323 794 2423. The access code for both numbers is 3870718. The live audio webcast will be accessible at mmc.com, and a replay will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s 76,000 colleagues advise clients in over 130 countries. With annualized revenue approaching $17 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations meet the health, wealth and career needs of a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would."
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•	our ability to successfully integrate or achieve the intended benefits of the acquisition of JLT;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the large volume of our vendor network and the need to identify and patch software vulnerabilities, including those in the existing JLT information systems;

•	our ability to repay our outstanding long-term debt in a timely manner and on favorable terms, including approximately $6.8 billion issued in connection with the acquisition of JLT;

•	the impact of any investigations, reviews, or other activity by regulatory or law enforcement authorities, including the ongoing investigation by the European Commission competition authority;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, digital disruption and other types of innovation;

•
the financial and operational impact of complying with laws and regulations where we operate and the risks of noncompliance with such laws, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and trade sanctions regimes;

•
the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate, including the impact and uncertainty around Brexit or the inability to collect on our receivables;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various broker revenue streams;

•
our ability to manage risks associated with our investment management and related services business, including potential conflicts of interest between investment consulting and fiduciary management services;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise; and

•	the impact of changes in tax laws, guidance and interpretations, including certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$4,349	$3,734	$8,420	$7,734

Expense:
Compensation and Benefits	2,537	2,135	4,819	4,359
Other Operating Expenses	1,132	908	1,983	1,776
Operating Expenses	3,669	3,043	6,802	6,135
Operating Income	680	691	1,618	1,599
Other Net Benefit Credits	70	65	134	131
Interest Income	2	3	30	6
Interest Expense	(141)	(68)	(261)	(129)
Cost of Early Extinguishment of Debt	(32)	—	(32)	—
Investment Income	8	28	13	28
Acquisition Related Derivative Contracts	(37)	—	(8)	—
Income Before Income Taxes	550	719	1,494	1,635
Income Tax Expense	206	183	423	403
Net Income Before Non-Controlling Interests	344	536	1,071	1,232
Less: Net Income Attributable to Non-Controlling Interests	12	5	23	11
Net Income Attributable to the Company	$332	$531	$1,048	$1,221
Net Income Per Share Attributable to the Company:
- Basic	$0.66	$1.05	$2.07	$2.41
- Diluted	$0.65	$1.04	$2.05	$2.38
Average Number of Shares Outstanding
- Basic	507	507	506	507
- Diluted	512	512	511	513
Shares Outstanding at June 30	507	505	507	505
JLT’s results of operations for the three months ended June 30, 2019 are included in the Company’s results of operations for the three- and six-month periods ended June 30, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30, 2019
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the three and six months ended June 30, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year revenue beginning April 1, 2018 (See reconciliation of non-GAAP measures on page 14). The decrease in revenue due to the disposal of JLT's aerospace business is reflected in the acquisitions/dispositions column beginning in June 2019. All other acquisitions/dispositions activity is included in the acquisitions/dispositions column.

						Components of Revenue Change Including JLT*
	Three Months Ended June 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$2,156	$1,749	23%	$2,102	3%	(3)%	2%	4%
Guy Carpenter	392	332	18%	406	(4)%	(1)%	—	(3)%
Subtotal	2,548	2,081	22%	2,508	2%	(2)%	2%	2%
Fiduciary Interest Income	26	15		18
Total Risk and Insurance Services	2,574	2,096	23%	2,526	2%	(3)%	2%	3%
Consulting
Mercer	1,260	1,158	9%	1,245	1%	(3)%	2%	2%
Oliver Wyman	540	492	10%	492	10%	(3)%	—	13%
Total Consulting	1,800	1,650	9%	1,737	4%	(3)%	1%	5%
Corporate/Eliminations	(25)	(12)		(12)
Total Revenue	$4,349	$3,734	16%	$4,251	2%	(3)%	2%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Three Months Ended June 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$652	$526	24%	$678	(4)%	(4)%	—	—
Asia Pacific	291	183	59%	293	(1)%	(5)%	(3)%	7%
Latin America	116	99	17%	135	(14)%	(10)%	(8)%	4%
Total International	1,059	808	31%	1,106	(4)%	(5)%	(1)%	2%
U.S./Canada	1,097	941	16%	996	10%	—	5%	5%
Total Marsh	$2,156	$1,749	23%	$2,102	3%	(3)%	2%	4%
Mercer:
Wealth	613	552	11%	619	(1)%	(4)%	3%	—
Health	458	429	6%	448	2%	(1)%	—	4%
Career	189	177	7%	178	7%	(3)%	4%	6%
Total Mercer	$1,260	$1,158	9%	$1,245	1%	(3)%	2%	2%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the three and six months ended June 30, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year revenue beginning April 1, 2018 (See reconciliation of non-GAAP measures on page 14). The decrease in revenue due to the disposal of JLT's aerospace business is reflected in the acquisitions/dispositions column beginning in June 2019. All other acquisitions/dispositions activity is included in the acquisitions/dispositions column.

						Components of Revenue Change Including JLT*
	Six Months Ended June 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$3,893	$3,443	13%	$3,795	3%	(3)%	2%	4%
Guy Carpenter	1,055	969	9%	1,044	1%	(1)%	—	2%
Subtotal	4,948	4,412	12%	4,839	2%	(3)%	1%	4%
Fiduciary Interest Income	49	28		31
Total Risk and Insurance Services	4,997	4,440	13%	4,870	3%	(3)%	1%	4%
Consulting
Mercer	2,415	2,329	4%	2,416	—	(3)%	2%	1%
Oliver Wyman	1,058	989	7%	989	7%	(3)%	—	10%
Total Consulting	3,473	3,318	5%	3,405	2%	(3)%	2%	4%
Corporate/Eliminations	(50)	(24)		(24)
Total Revenue	$8,420	$7,734	9%	$8,251	2%	(3)%	1%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Six Months Ended June 30,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$1,285	$1,169	10%	$1,321	(3)%	(5)%	1%	2%
Asia Pacific	456	347	31%	457	—	(4)%	(3)%	7%
Latin America	194	183	6%	218	(11)%	(11)%	(6)%	6%
Total International	1,935	1,699	14%	1,996	(3)%	(6)%	(1)%	3%
U.S./Canada	1,958	1,744	12%	1,799	9%	—	4%	5%
Total Marsh	$3,893	$3,443	13%	$3,795	3%	(3)%	2%	4%
Mercer:
Wealth	1,156	1,117	4%	1,184	(2)%	(5)%	3%	(1)%
Health	900	871	3%	890	1%	(2)%	—	3%
Career	359	341	5%	342	5%	(3)%	4%	4%
Total Mercer	$2,415	$2,329	4%	$2,416	—	(3)%	2%	1%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Three Months Ended June 30
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three and six months ended June 30, 2019 and 2018. The following tables also present adjusted operating margin. In 2019, the Company changed its methodology for calculating adjusted operating margin due to the significant amount of identified intangible asset amortization related to the JLT Transaction, on April 1, 2019. For the three and six months ended June 30, 2019 and 2018, adjusted operating margin is calculated by dividing the sum of adjusted operating income plus identified intangible asset amortization by consolidated or segment adjusted revenue.

The information presented below represents the actual as reported results for the three months ended June 30, 2019 and 2018. Results for the three months ended June 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2019
Operating income (loss)	$517	$278	$(115)	$680
Operating margin	20.1%	15.5%	N/A	15.6%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	1	22	3	26
Changes in contingent consideration (b)	9	—	—	9
JLT integration and restructuring costs (c)	75	5	18	98
JLT acquisition related costs (d)	41	—	41	82
Other	(2)	—	1	(1)
Operating income adjustments	124	27	63	214
Adjusted operating income (loss)	$641	$305	$(52)	$894
Total identified intangible amortization expense	$80	$20	$—	$100
Adjusted operating margin	27.8%	18.0%	N/A	22.8%

As Reported Results
Three Months Ended June 30, 2018
Operating income (loss), as reported	$472	$267	$(48)	$691
Operating margin	22.5%	16.2%	N/A	18.5%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	55	—	3	58
Changes in contingent consideration (b)	5	1	—	6
Other	—	(1)	—	(1)
Operating income adjustments	60	—	3	63
Adjusted operating income (loss)	$532	$267	$(45)	$754
Total identified intangible amortization expense	$35	$8	$—	$43
Adjusted operating margin	27.0%	16.7%	N/A	21.3%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred in Marsh and Corporate for staff reductions, as well as consulting costs related to the JLT Transaction. Also includes the loss on the sale of JLT's aerospace business, which is included in revenue.

(d) Primarily advisor fees and stamp duty taxes related to the closing of the JLT Transaction.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Six Months Ended June 30
(Millions) (Unaudited)
The information presented below represents the actual as reported data for the six months ended June 30, 2019 and 2018. Results for the six months ended June 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2019
Operating income (loss)	$1,250	$557	$(189)	$1,618
Operating margin	25.0%	16.1%	N/A	19.2%
Add impact of Noteworthy Items:
Restructuring, excluding JLT (a)	6	33	5	44
Changes in contingent consideration (b)	19	1	—	20
JLT integration and restructuring costs (c)	95	5	34	134
JLT acquisition related costs (d)	46	—	47	93
Other	—	—	1	1
Operating income adjustments	166	39	87	292
Adjusted operating income (loss)	$1,416	$596	$(102)	$1,910
Total identified intangible amortization expense	$121	$30	$—	$151
Adjusted operating margin	30.6%	18.0%	N/A	24.4%

As Reported Results
Six Months Ended June 30, 2018
Operating income (loss), as reported	$1,188	$514	$(103)	$1,599
Operating margin	26.8%	15.5%	N/A	20.7%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	58	1	5	64
Changes in contingent consideration (b)	9	1	—	10
Other	—	(1)	—	(1)
Operating income adjustments	67	1	5	73
Adjusted operating income (loss)	$1,255	$515	$(98)	$1,672
Total identified intangible amortization expense	$72	$16	$—	$88
Adjusted operating margin	29.9%	16.0%	N/A	22.8%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk and Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred in Marsh and Corporate for staff reductions, as well as consulting costs related to the JLT Transaction. Also includes the loss on the sale of JLT's aerospace business, which is included in revenue.

(d) Primarily advisor fees and stamp duty taxes related to the closing of the JLT Transaction.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30
(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities and adjustments to provisional 2017 tax estimates. Adjustments also include JLT acquisition related items, including change in fair value of derivative contracts, financing costs and interest income on funds held in escrow. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2019 and 2018. Results for the three and six months ended June 30, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$344			$536
Less: Non-controlling interest, net of tax		12			5
Subtotal		$332	$0.65		$531	$1.04
Operating income adjustments	$214			$63
Investments adjustment (a)	(2)			(26)
Change in fair value of acquisition related derivative contracts (b)	37			—
Financing costs (c)	(1)			—
Early extinguishment of debt	32			—
Impact of income taxes on above items	(10)			(6)
		270	0.53		31	0.06
Adjusted income, net of tax		$602	$1.18		$562	$1.10

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,071			$1,232
Less: Non-controlling interest, net of tax		23			11
Subtotal		$1,048	$2.05		$1,221	$2.38
Operating income adjustments	$292			$73
Investments adjustment (a)	(6)			(18)
Change in fair value of acquisition related derivative contracts (b)	8			—
Financing costs (c)	53			—
Interest on funds held in escrow (d)	(25)			—
Early extinguishment of debt	32			—
Impact of income taxes on above items	(22)			(10)
Adjustments to provisional 2017 tax estimates (e)	—			3
		332	0.65		48	0.09
Adjusted income, net of tax		$1,380	$2.70		$1,269	$2.47

(a) The Company recorded mark-to-market gains of $2 million and gains of $26 million for the three month period and gains of $6 million and gains of $18 million for the six month period ended June 30, 2019 and June 30, 2018, respectively, which are included in investment income in the consolidated statements of income.

(b) Reflects the change in fair value of derivatives that were not redesignated as accounting hedges following the JLT acquisition, the deal contingent foreign exchange contract and derivative contracts related to debt issuances.

(c) Reflects interest expense on debt issuances and amortization of bridge financing fees related to the acquisition of JLT (prior to April 1, 2019).
(d) Interest income earned on funds held in escrow related to the JLT acquisition (prior to April 1, 2019).
(e) Reflects adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Consolidated
Compensation and Benefits	$2,537	$2,135	$4,819	$4,359
Other Operating Expenses	1,132	908	1,983	1,776
Total Expenses	$3,669	$3,043	$6,802	$6,135

Depreciation and amortization expense	$86	$79	$160	$159
Identified intangible amortization expense	100	43	151	88
Total	$186	$122	$311	$247

Stock option expense	$4	$3	$19	$17

Risk and Insurance Services
Compensation and Benefits	$1,418	$1,145	$2,639	$2,313
Other Operating Expenses	639	479	1,108	939
Total Expenses	$2,057	$1,624	$3,747	$3,252

Depreciation and amortization expense	$39	$35	$71	$72
Identified intangible amortization expense	80	35	121	72
Total	$119	$70	$192	$144

Consulting
Compensation and Benefits	$1,009	$902	$1,965	$1,858
Other Operating Expenses	513	481	951	946
Total Expenses	$1,522	$1,383	$2,916	$2,804

Depreciation and amortization expense	$27	$26	$51	$51
Identified intangible amortization expense	20	8	30	16
Total	$47	$34	$81	$67

JLT’s results of operations for the three months ended June 30, 2019 are included in the Company’s results of operations for the three- and six-month periods ended June 30, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,294	$1,066
Net receivables	5,553	4,317
Other current assets	679	551
Total current assets	7,526	5,934

Goodwill and intangible assets	17,562	11,036
Fixed assets, net	799	701
Pension related assets	1,821	1,688
Right of use assets	2,016	—
Deferred tax assets	628	680
Other assets	1,764	1,539
TOTAL ASSETS	$32,116	$21,578

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,663	$314
Accounts payable and accrued liabilities	2,600	2,234
Accrued compensation and employee benefits	1,375	1,778
Acquisition related derivatives	—	441
Current lease liabilities	347	—
Accrued income taxes	165	157
Dividends payable	232	—
Total current liabilities	6,382	4,924

Fiduciary liabilities	6,807	5,001
Less - cash and investments held in a fiduciary capacity	(6,807)	(5,001)
	—	—
Long-term debt	11,459	5,510
Pension, post-retirement and post-employment benefits	2,044	1,911
Long-term lease liabilities	1,981	—
Liabilities for errors and omissions	319	287
Other liabilities	1,594	1,362

Total equity	8,337	7,584
TOTAL LIABILITIES AND EQUITY	$32,116	$21,578

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating cash flows:
Net income before non-controlling interests	$1,071	$1,232
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization of fixed assets and capitalized software	159	159
Amortization of intangible assets	151	88
Amortization of right of use asset	151	—
Adjustments and payments related to contingent consideration liability	(9)	2
Charge for early extinguishment of debt	32	—
Provision for deferred income taxes	82	34
Gain on investments	(13)	(28)
(Gain) loss on disposition of assets	21	(1)
Share-based compensation expense	117	99
Change in fair value of acquisition-related derivative contracts	8	—
Changes in assets and liabilities:
Net receivables	(437)	(388)
Other current assets	(4)	4
Other assets	(33)	(10)
Accounts payable and accrued liabilities	29	30
Accrued compensation and employee benefits	(670)	(614)
Accrued income taxes	6	18
Contributions to pension and other benefit plans in excess of current year expense/credit	(172)	(178)
Other liabilities	36	(10)
Operating lease liabilities	(155)	—
Effect of exchange rate changes	(129)	(24)
Net cash provided by operations	241	413
Financing cash flows:
Purchase of treasury shares	(100)	(500)
Net increase in commercial paper	549	175
Net increase in short term borrowings	300	—
Proceeds from issuance of debt	6,459	592
Repayments of debt	(457)	(6)
Payments for early extinguishment of debt	(585)	—
Purchase of non-controlling interests	(50)	—
Acquisition-related derivative payments	(337)	—
Shares withheld for taxes on vested units – treasury shares	(87)	(62)
Issuance of common stock from treasury shares	108	48
Payments of deferred and contingent consideration for acquisitions	(39)	(85)
Distributions of non-controlling interests	(15)	(11)
Dividends paid	(422)	(383)
Net cash provided by (used for) financing activities	5,324	(232)
Investing cash flows:
Capital expenditures	(161)	(135)
Sales (Purchases) of long-term investments	202	(3)
Purchase of equity investment	(91)	—
Proceeds from sales of fixed assets	2	1
Dispositions	165	4
Acquisitions	(5,500)	(144)
Other, net	(47)	(2)
Net cash used for investing activities	(5,430)	(279)
Effect of exchange rate changes on cash and cash equivalents	93	(71)
Increase (decrease) in cash and cash equivalents	228	(169)
Cash and cash equivalents at beginning of period	1,066	1,205
Cash and cash equivalents at end of period	$1,294	$1,036

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - 2018 Revenue Including JLT
Three and Six Months Ended June 30, 2018
(Millions) (Unaudited)
On April 1, 2019, the Company completed its previously announced acquisition of Jardine Lloyd Thompson Group, plc. JLT results of operations for the three months ended June 30, 2019 are included in the Company’s results of operations for the second quarter of 2019. Prior periods in 2018 do not include JLT’s results. Prior to being acquired by the Company, JLT operated in three segments, Specialty, Reinsurance and Employee Benefits. As of April 1, 2019, the historical JLT businesses were combined into MMC operations as follows: JLT Specialty was included by geography within Marsh, JLT Reinsurance was included within Guy Carpenter and the majority of the JLT Employee Benefits business was included in Mercer Health and Wealth.
The JLT Transaction had a significant impact on the Company’s results of operations in 2019. The Company believes that in addition to the change in reported GAAP revenue, a comparison of 2019 revenue to the combined 2018 revenue of MMC and JLT would provide investors useful information about the year-over-year results.
The table below sets forth revenue information as if the companies were combined on April 1, 2018. Consistent with consolidated revenue in 2019, the six months ended June 30, 2018 does not include JLT revenue for the period from January 1 to March 31, 2018. JLT 2018 revenue information is derived from the "JLT Supplemental Information - Revenue Analysis" furnished to the SEC on June 6, 2019 on Form 8-K and includes the revenue from JLT’s aerospace business. Please see the notes to the supplemental information on that Form 8-K for additional information.

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
MMC As Previously Reported
Risk & Insurance Services
Marsh	$1,749	$3,443
Guy Carpenter	332	969
Subtotal	2,081	4,412
Fiduciary Interest Income	15	28
Total Risk & Insurance Services	2,096	4,440
Consulting
Mercer	1,158	2,329
Oliver Wyman Group	492	989
Total Consulting	1,650	3,318
Corporate Eliminations	(12)	(24)
Total Revenue	$3,734	$7,734

JLT 2018*
Specialty (Marsh)	$353	$352
Reinsurance (Guy Carpenter)	74	75
Employee Benefits (Mercer)	87	87
Subtotal	514	514
Fiduciary Interest Income	3	3
Total Revenue	$517	$517

2018 Including JLT
Marsh	$2,102	$3,795
Guy Carpenter	406	1,044
Subtotal	2,508	4,839
Fiduciary Interest Income	18	31
Total Risk & Insurance Services	2,526	4,870
Consulting
Mercer	1,245	2,416
Oliver Wyman Group	492	989
Total Consulting	1,737	3,405
Corporate Eliminations	(12)	(24)
Total Revenue	$4,251	$8,251
*JLT 2018 revenue information for the three and six months differ due to rounding.